Exhibit 99.2

Press Release

Contacts:	Catherine J. Mathis, 212-556-1981; E-mail: mathis@nytimes.com Paula Schwartz, 212-556-5224; E-mail: schwap@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY REPORTS SEPTEMBER REVENUES

NEW YORK, October 19, 2005 – The New York Times Company announced today that in September 2005 advertising revenues for the Company’s business units increased 4.4% and total Company revenues increased 2.7% compared with September 2004.  Excluding About.com, which was acquired in March 2005, advertising revenues increased 1.6% and total Company revenues increased 0.7%.

All comparisons are for September 2005 to September 2004 unless otherwise noted:

The New York Times Media Group – Advertising revenues for The New York Times Media Group increased 3.8%.  National advertising revenues increased as growth in corporate, financial services, banking, international fashion and studio entertainment advertising offset weakness in the telecommunications, technology, advocacy and transportation/travel advertising categories.  Retail advertising revenues increased on strength in home furnishing store and fine arts advertising.  Classified advertising revenues rose as gains in real estate and help-wanted advertising offset softness in automotive advertising.

New England Media Group – Advertising revenues for the New England Media Group decreased 4.1%.  National advertising revenues decreased on weakness in telecommunications, transportation/travel and national automotive advertising.  Retail advertising revenues decreased largely because of softness in department store and miscellaneous retail advertising.  Classified advertising revenues were lower as weakness in automotive and help-wanted advertising offset growth in real estate advertising.

Regional Media Group – Advertising revenues for the Regional Media Group rose 3.3%.  Excluding the North Bay Business Journal, which was acquired in February 2005, advertising revenues grew 2.8%.  Retail advertising revenues decreased due to softness in department store, telecommunications and grocery store advertising.  Classified advertising revenues increased as gains in help-wanted and real estate advertising offset weakness in automotive advertising.

The Internet ad revenues included in the three media groups above increased 31.0% due to strong growth in display advertising and in all classified advertising categories.  Year-to-date Internet ad revenues grew 29.1%.

Circulation revenues for September were on a par with last year.  Circulation revenues increased at The New York Times Media Group and the Regional Media Group and declined at the New England Media Group.

Broadcast Media Group – Advertising revenues decreased 4.1% due to lower political advertising.

About.com – About.com continued to show strong advertising revenue growth as a result of increased spending from the technology, retail and finance categories.  Gains were also achieved in entertainment, travel and consumer packaged advertising.

Advertising revenues for About.com, which was acquired in March 2005, increased approximately 88% in September, 67% in the third quarter and 40% year to date.  The growth rates are based on the previous owner’s accounting records before the acquisition date, which followed a calendar month, and the Times Company’s results after the acquisition date, which are based on its fiscal months.  Fiscal September 2005 had 28 days compared with 30 days for calendar September 2004.

The New York Times Company (NYSE: NYT), a leading media company with 2004 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, eight network-affiliated television stations, two New York City radio stations and 35 Web sites, including NYTimes.com, Boston.com and About.com.  For the fifth consecutive year, the Company was ranked No. 1 in the publishing industry in Fortune’s 2005 list of America’s Most Admired Companies.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

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THE NEW YORK TIMES COMPANY

2005 TOTAL COMPANY REVENUES (a)

SEPTEMBER AND YEAR TO DATE

Total Company Revenues

($ 000’s)

	September			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
Advertising Revenues
News Media
National (b)	$80,749	$81,911	-1.4	$659,489	$662,599	-0.5
Retail (c)	39,835	39,408	+1.1	342,682	330,795	+3.6
Classified (d)	48,553	45,081	+7.7	452,206	444,049	+1.8
Other Ad Revenue (e)	5,027	4,448	+13.0	44,175	39,413	+12.1
Sub-Total	174,164	170,848	+1.9	1,498,552	1,476,856	+1.5

Broadcast Media	11,114	11,586	-4.1	99,536	101,887	-2.3

Sub-Total	185,278	182,434	+1.6	1,598,088	1,578,743	+1.2

About.com	5,210	—	N/A	26,277	—	N/A

Total Advertising Revenues	190,489	182,434	+4.4	1,624,366	1,578,743	+2.9

Circulation Revenues	69,693	69,667	0.0	655,971	660,938	-0.8

Other Revenues (f)	18,109	18,747	-3.4	161,398	160,024	+0.9

Total Company Revenues	$278,291	$270,849	+2.7	$2,441,735	$2,399,705	+1.8

(a) Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2005 TOTAL COMPANY REVENUES (a)

THIRD QUARTER

Total Company Revenues

($ 000’s)

	Third Quarter
	2005	2004	% Change
Advertising Revenues
News Media
National (b)	$203,142	$202,223	+0.5
Retail (c)	107,461	106,944	+0.5
Classified (d)	147,509	142,236	+3.7
Other Ad Revenue (e)	13,852	12,466	+11.1
Sub-Total	471,964	463,869	+1.7

Broadcast Media	32,579	34,336	-5.1
Sub-Total	504,543	498,205	+1.3

About.com	13,680	—	N/A

Total Advertising Revenues	518,224	498,205	+4.0

Circulation Revenues	217,872	220,539	-1.2
Other Revenues (f)	54,987	55,086	-0.2

Total Company Revenues	$791,083	$773,830	+2.2

(a) Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group’s magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

THE NEW YORK TIMES COMPANY

2005 ADVERTISING REVENUES (a)

SEPTEMBER AND YEAR TO DATE

Total Company Advertising Revenues

($ 000’s)

	September			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
News Media Group
New York Times Media Group (b)	$108,709	$104,696	+3.8	$885,937	$869,566	+1.9
New England Media Group (c)	37,599	39,189	-4.1	341,767	350,801	-2.6
Regional Media Group (d)	27,857	26,963	+3.3	270,847	256,489	+5.6

Sub-Total	174,164	170,848	+1.9	1,498,551	1,476,856	+1.5

Broadcast Media Group	11,114	11,586	-4.1	99,536	101,887	-2.3

Sub-Total	185,278	182,434	+1.6	1,598,088	1,578,743	+1.2

About.com	5,210	—	N/A	26,277	—	N/A

Total Company Ad Revenues	$190,489	$182,434	+4.4	$1,624,366	$1,578,743	+2.9

(a) Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b) The New York Times, NYTimes.com, International Herald Tribune and WQXR-FM.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d) Beginning in February 2005, includes the results of the North Bay Business Journal, purchased February 1, 2005.  Excluding the North Bay Business Journal, advertising revenues were up 2.8% in September, 3.8% in the third quarter and 5.1% year to date.

THE NEW YORK TIMES COMPANY

2005 ADVERTISING REVENUES (a)

THIRD QUARTER

Total Company Advertising Revenues

($ 000’s)

	Third Quarter
			%
	2005	2004	Change
News Media Group
New York Times Media Group (b)	$272,709	$265,047	+2.9
New England Media Group (c)	111,181	114,374	-2.8
Regional Media Group (d)	88,074	84,448	+4.3

Sub-Total	471,964	463,869	+1.7

Broadcast Media Group	32,579	34,336	-5.1

Sub-Total	504,543	498,205	+1.3

About.com	13,680	—	N/A

Total Company Ad Revenues	$518,224	$498,205	+4.0

(a) Numbers may not add due to rounding.  Historical information for 2005, as well as for 2004 and 2003 reclassified to conform to the 2005 presentation, is available in the Investors section at www.nytco.com.

(b) The New York Times, NYTimes.com, International Herald Tribune and WQXR-FM.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d) Beginning in February 2005, includes the results of the North Bay Business Journal, purchased February 1, 2005.  Excluding the North Bay Business Journal, advertising revenues were up 2.8% in September, 3.8% in the third quarter and 5.1% year to date.

THE NEW YORK TIMES COMPANY

2005 NEWS MEDIA AD REVENUE GROWTH

BY CLASSIFIED CATEGORY

SEPTEMBER, THIRD QUARTER AND YEAR TO DATE

	% Change	% Change	% Change
	September ’05	Q3 ‘05	YTD ‘05
	vs. September ’04	vs. Q3 ‘04	vs. YTD ‘04

News Media
Help-Wanted	+7.2	+6.2	+5.7
Real Estate	+20.8	+10.3	+6.0
Automotive	-10.0	-9.4	-9.7

THE NEW YORK TIMES COMPANY

2005 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

SEPTEMBER AND YEAR TO DATE

	September			Year to Date
			%			%
	2005	2004	Change	2005	2004	Change
National (b)	201.0	221.6	-9.3	1,720.9	1,802.6	-4.5
Retail	498.4	508.8	-2.0	4,692.5	4,655.5	+0.8
Classified	732.0	727.0	+0.7	7,252.4	7,365.5	-1.5
Total ROP	1,431.4	1,457.3	-1.8	13,665.8	13,823.6	-1.1

Part Run/Zoned	162.3	174.2	-6.8	1,548.3	1,622.7	-4.6
Total	1,593.7	1,631.5	-2.3	15,214.1	15,446.3	-1.5

Preprints	223,605	222,223	+0.6	2,092,329	2,009,953	+4.1

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.

THE NEW YORK TIMES COMPANY

2005 PRINT ADVERTISING VOLUME (a)

(Inches in thousands, Preprints in thousands of copies)

THIRD QUARTER

	Third Quarter
			%
	2005	2004	Change
National (b)	537.8	561.7	-4.2
Retail	1,528.5	1,516.2	+0.8
Classified	2,393.8	2,396.1	-0.1
Total ROP	4,460.2	4,474.0	-0.3

Part Run/Zoned	482.4	508.5	-5.1
Total	4,942.5	4,982.5	-0.8

Preprints	676,688	669,842	+1.0

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.